UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2023

Minerva Surgical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40919	26-3422906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4255 Burton Dr., Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(855) 646-7874

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UTRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, on September 28, 2023, Minerva Surgical, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) as part of a private placement (the “Private Placement”) with Accelmed Partners II LP, the Company’s largest stockholder. Since closing of the Private Placement did not take place on or before November 1, 2023, the Purchase Agreement has terminated in accordance with its terms. The Company continues to explore opportunities relating to the refinancing of its term loan with Canadian Imperial Bank of Commerce.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA SURGICAL, INC.

By:	/s/ Joel R. Jung
Name:	Joel R. Jung
Title:	Chief Financial Officer

Date: November 1, 2023.